AMENDMENT NO. 22

TO

FIRST RESTATED MASTER DISTRIBUTION PLAN

(CLASS B SHARES)

(SECURITIZATION FEATURE)

The First Restated Master Distribution Plan (the “Plan”), dated as of August 18, 2003, as subsequently amended, and as restated the 20th day of September, 2006, pursuant to Rule 12b-1, is hereby amended, dated as of December 31, 2013, as follows:

WHEREAS, the parties desire to amend the Plan to remove Invesco Constellation Fund, effective September 16, 2013;

NOW THEREFORE, Schedule A to the Plan is hereby deleted and replaced in its entirety with Schedule A attached hereto.

All other terms and provisions of the Plan not amended hereby shall remain in full force and effect.

“SCHEDULE A TO

FIRST RESTATED

MASTER DISTRIBUTION PLAN

(CLASS B SHARES)

DISTRIBUTION AND SERVICE FEES

The Fund shall pay the Distributor or the Assignee as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Class B Shares of each Portfolio designated below, a Distribution Fee and a Service Fee determined by applying the annual rate set forth below to the average daily net assets of the Class B Shares of the Portfolio. Average daily net assets shall be computed in a manner used for the determination of the offering price of Class B Shares of the Portfolio.

AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio – Class B Shares
Invesco Core Plus Bond Fund	0.75%	0.25%	1.00%
Invesco Global Real Estate Income Fund	0.75%	0.25%	1.00%
Invesco Low Volatility Equity Yield Fund	0.75%	0.25%	1.00%

AIM EQUITY FUNDS (INVESCO EQUITY FUNDS)	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio – Class B Shares
Invesco Charter Fund	0.75%	0.25%	1.00%
Invesco Diversified Dividend Fund	0.75%	0.25%	1.00%
Invesco Summit Fund	0.75%	0.25%	1.00%

AIM FUNDS GROUP (INVESCO FUNDS GROUP)	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio – Class B Shares
Invesco European Small Company Fund	0.75%	0.25%	1.00%
Invesco Global Core Equity Fund	0.75%	0.25%	1.00%
Invesco International Small Company Fund	0.75%	0.25%	1.00%
Invesco Small Cap Equity Fund	0.75%	0.25%	1.00%

AIM GROWTH SERIES (INVESCO GROWTH SERIES)	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio – Class B Shares
Invesco Balanced-Risk Retirement Now Fund	0.75%	0.25%	1.00%
Invesco Balanced-Risk Retirement 2020 Fund	0.75%	0.25%	1.00%
Invesco Balanced-Risk Retirement 2030 Fund	0.75%	0.25%	1.00%
Invesco Balanced-Risk Retirement 2040 Fund	0.75%	0.25%	1.00%
Invesco Balanced-Risk Retirement 2050 Fund	0.75%	0.25%	1.00%
Invesco Global Low Volatility Equity Yield Fund	0.75%	0.25%	1.00%
Invesco Growth Allocation Fund	0.75%	0.25%	1.00%
Invesco Income Allocation Fund	0.75%	0.25%	1.00%
Invesco International Allocation Fund	0.75%	0.25%	1.00%
Invesco Mid Cap Core Equity Fund	0.75%	0.25%	1.00%
Invesco Moderate Allocation Fund	0.75%	0.25%	1.00%
Invesco Conservative Allocation Fund	0.75%	0.25%	1.00%
Invesco Small Cap Growth Fund	0.75%	0.25%	1.00%

AIM INTERNATIONAL MUTUAL FUNDS (INVESCO INTERNATIONAL MUTUAL FUNDS)	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio – Class B Shares
Invesco Asia Pacific Growth Fund	0.75%	0.25%	1.00%
Invesco European Growth Fund	0.75%	0.25%	1.00%
Invesco Global Growth Fund	0.75%	0.25%	1.00%
Invesco Global Small & Mid Cap Growth Fund	0.75%	0.25%	1.00%
Invesco International Core Equity Fund	0.75%	0.25%	1.00%
Invesco International Growth Fund	0.75%	0.25%	1.00%

AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio – Class B Shares
Invesco Balanced-Risk Allocation Fund	0.75%	0.25%	1.00%
Invesco Balanced-Risk Commodity Strategy Fund	0.75%	0.25%	1.00%
Invesco China Fund	0.75%	0.25%	1.00%
Invesco Developing Markets Fund	0.75%	0.25%	1.00%
Invesco Emerging Market Local Currency Debt Fund	0.75%	0.25%	1.00%
Invesco Global Health Care Fund	0.75%	0.25%	1.00%
Invesco International Total Return Fund	0.75%	0.25%	1.00%
Invesco Endeavor Fund	0.75%	0.25%	1.00%
Invesco Select Companies Fund	0.75%	0.25%	1.00%

AIM INVESTMENT SECURITIES FUNDS (INVESCO INVESTMENT SECURITIES FUND)	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio – Class B Shares
Invesco Global Real Estate Fund	0.75%	0.25%	1.00%
Invesco High Yield Fund	0.75%	0.25%	1.00%
Invesco Money Market Fund	0.65%	0.25%	0.90%
Invesco Real Estate Fund	0.75%	0.25%	1.00%
Invesco U.S. Government Fund	0.75%	0.25%	1.00%

AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio – Class B Shares
Invesco Energy Fund	0.75%	0.25%	1.00%
Invesco Gold & Precious Metals Fund	0.75%	0.25%	1.00%
Invesco Technology Fund	0.75%	0.25%	1.00%
Invesco Dividend Income Fund	0.75%	0.25%	1.00%”

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: December 31, 2013

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